The Maricor Group, Canada Ltd. Acquires Leading Atlantic Canadian Electrical Engineering Firm

MONCTON, NB -- 05/15/2006 -- Michael G Gillis, P.Eng, President of The Maricor Group, a subsidiary of Maine & Maritimes Corporation (AMEX: MAM), announced today that its Canadian subsidiary, The Maricor Group, Canada Ltd., has acquired the assets of PACE Engineering, a leading Atlantic Canadian electrical engineering firm. The acquisition is part of The Maricor Group's continuing efforts to expand their service offerings and engineering solutions across the eastern Canadian provinces and into the New England states.

"We are quite pleased with the expanded capabilities and services the PACE acquisition brings to our organization," said Gillis. "By integrating the PACE team into our organization, we become the largest consulting electrical engineering design firm within Atlantic Canada, providing expanded capabilities and the requisite scale to undertake significantly larger projects to meet our clients' growing needs. This strategic combination expands our capabilities making The Maricor Group, Canada Ltd. not only the largest electrical, but the largest mechanical, electrical, plumbing and fire protection engineering company within Atlantic Canada. This, in addition to our energy efficiency, energy asset development and sustainable asset management capabilities, allows us to provide significant value to our clients across the region."

According to Robert Ross, President of PACE Engineering, "We recognize that clients are demanding a broader array of integrated engineering solutions and see that design engineering services must be integrated with additional value-added solutions that bring increased benefits to clients while helping them manage their risks. The opportunity to join with The Maricor Group allows us to expand services for our existing clients, integrating with a premier engineering firm that holds client satisfaction as a cornerstone of their operations."

The Maricor Group is a leading mechanical, electrical, plumbing and fire protection design engineering firm, also specializing in energy efficiency and engineering solutions, energy asset development, sustainable lifecycle asset management and sustainable building services with an enduring commitment to Leadership in Energy & Environmental Design (LEED®) services. Its focus on sustainability underscores its belief that both the public and private sectors must act to address North America's declining infrastructure, while addressing global warming challenges. The Maricor Group is dedicated to helping customers find engineering and sustainability solutions that deliver immediate and long-term social, environmental, and economic results, an emphasis on the triple bottom-line.

The Maricor Group, Canada Ltd. is part of The Maricor Group ("TMG") with offices in Moncton and Saint John, New Brunswick; Halifax, Nova Scotia; Presque Isle and Portland, Maine; and Boston and Hudson, Massachusetts. TMG is a subsidiary of Maine & Maritimes Corporation -- a publicly traded holding company (AMEX: MAM), which is also the parent company of Maricor Technologies, Inc.; Maricor Properties Ltd. and Maine Public Service Company.

Cautionary Statement Regarding Forward-Looking Information

NOTE: This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Although Maine & Maritimes Corporation ("MAM") believes that in making such statements, its expectations are based on reasonable assumptions, any such statement involves uncertainties and risks. MAM cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided including, without limitation, potential changes in applicable laws and regulations, potential changes in Management, MAM's ability to raise necessary financing, and MAM's ability to execute its business plans in a timely and efficient manner.

For More Information Contact:

Annette N. Arribas
VP, Investor Relations
Tel: 207.760.2402
Toll-free in US and Canada: 877.272.1523
Email: aarribas@maineandmaritimes.com

Mike Randall
VP, Government Relations
Tel: 506.852.7523
Email: mrandall@maricor.ca